UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2021

AMALGAMATED FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, New York, New York 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 895-8988

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 21, 2021, Amalgamated Financial Corp., a Delaware public benefit corporation (“Amalgamated Financial”), and Amalgamated Merger Subsidiary, Inc., an Illinois corporation and wholly-owned subsidiary of Amalgamated Financial (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) with Amalgamated Investments Company, an Illinois corporation (“AIC”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into AIC, with AIC continuing as the surviving corporation (the “Merger”). Immediately following the Merger, it is currently intended that AIC will merge with and into Amalgamated Financial, with Amalgamated Financial continuing as the surviving corporation (the “Second Step Merger”). Immediately following the Second Step Merger, Amalgamated Bank of Chicago, an Illinois state-chartered bank and wholly-owned subsidiary of AIC (“ABOC”), will merge with and into Amalgamated Bank, a New York state-chartered bank and trust company and wholly-owned subsidiary of Amalgamated Financial (“ABNY”), with ABNY continuing as the surviving bank (the “Bank Merger,” and, together with the Merger and the Second Step Merger, the “Mergers”).

The Merger Agreement was unanimously approved by the Boards of Directors of each of Amalgamated Financial and AIC.

Subject to the terms and conditions of the Merger Agreement, in the Merger, Amalgamated Financial will acquire all of AIC’s outstanding shares of Class A common stock in an all-cash transaction, for a purchase price of up to $98.1 million, which includes an earnout of up to $1.1 million based on achievement of the earnout performance measures outlined in the Merger Agreement. The purchase price may be decreased for changes in AIC’s tangible common equity between the execution of the Merger Agreement and the effective time of the Merger (the “Effective Time”).

The Merger Agreement contains customary representations and warranties from both Amalgamated Financial and AIC. AIC has agreed to customary covenants, including, among others, covenants relating to the conduct of AIC’s business during the interim period between the execution of the Merger Agreement and the Effective Time. AIC has also agreed not to solicit, initiate, encourage, induce, or knowingly facilitate inquiries or proposals with respect to, or, subject to certain exceptions generally related to its board of directors’ exercise of its fiduciary duties (as set forth in the Merger Agreement), engage in any negotiations concerning, any alternative acquisition proposals. The Merger Agreement also provides certain termination rights for both Amalgamated Financial and AIC.

The transactions contemplated by the Merger Agreement remain subject to approval by AIC’s shareholders, regulatory approvals and other customary closing conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Amalgamated Financial, AIC or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Amalgamated Financial, AIC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Amalgamated Financial.

Support Agreements

Amalgamated Financial will have the right to terminate the Merger Agreement if certain shareholders of AIC, including certain directors of AIC and ABOC, fail to deliver executed support agreements (the “Support Agreements”) within 24 hours following the execution of the Merger Agreement. The Support Agreements will provide that each such shareholder agrees to vote his, her or its shares of AIC Class A common stock in favor of approval of the Merger Agreement and the transactions contemplated therein. The Support Agreements will generally prohibit the sale or transfer of the shares held by each such shareholder and terminate upon the earlier of (i) the termination of the Merger Agreement, (ii) the consummation of the Merger and the Second Step Merger, or (iii) three years from the date of the Support Agreement.

The foregoing summary of the Support Agreements is qualified in its entirety by reference to the complete text of such documents, a form of which are included as Exhibits A and B to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Consulting Agreements

Prior to the Effective Time, Robert M. Wrobel and James T. Landenberger will each enter into a Consulting Agreement with Amalgamated Financial and ABNY (each a “Consulting Agreement”). Mr. Wrobel is ABOC’s chief executive officer and Mr. Landenberger is ABOC’s president. Under the applicable Consulting Agreement, Mr. Wrobel may earn up to $600,000 and Mr. Landenberger may earn up to $300,000, based upon the achievement of the earnout performance measures outlined in the Merger Agreement.

The foregoing summary of the Consulting Agreements is qualified in its entirety by reference to the complete text of such documents, which are included as Exhibits E-1 and E-2 to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 22, 2021, Amalgamated Financial issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. In addition, Amalgamated Financial has prepared an investor presentation regarding the transactions contemplated by the Merger Agreement, which it expects to use in connection with presentations to analysts and investors. The investor presentation is attached to this Current Report on Form 8-K as Exhibit 99.2.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated September 21, 2021, by and among Amalgamated Financial Corp., Amalgamated Merger Subsidiary, Inc., and Amalgamated Investments Company
99.1	Press Release of Amalgamated Financial Corp. dated September 22, 2021
99.2	Investor Presentation dated September 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

Statements included in this report, which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Amalgamated Financial and AIC with respect to the Mergers, the strategic and financial benefits of the Mergers, including the expected impact of the transaction on the combined company’s scale, deposit franchise, growth and future financial performance, and the timing of the closing of the transaction.  Words such as “may,” “anticipate,” “plan,” “estimate,” “expect,” “project,” “assume,” “approximately,” “continue,” “should,” “could,” “will,” “poised,” “focused,” “targeted,” “opportunity,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

•	the failure to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction);
•	the failure of AIC to obtain shareholder approval, or the failure of either company to satisfy any of the other closing conditions to the transaction on a timely basis or at all;
•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;
•	the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where Amalgamated Financial and AIC do business, or as a result of other unexpected factors or events;
•	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
•	diversion of management’s attention from ongoing business operations and opportunities;
•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction;
•	the outcome of any legal proceedings that may be instituted against Amalgamated Financial or AIC;
•	the integration of the businesses and operations of Amalgamated Financial and AIC, which may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Amalgamated Financial’s and AIC’s existing businesses;
•	business disruptions following the Mergers; and
•	other factors that may affect future results of Amalgamated Financial and AIC including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; changes in general economic conditions, including due to the COVID-19 pandemic; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Amalgamated Financial and AIC disclaim any obligation to update or revise any forward-looking statements contained in this report, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.  Additional factors that could cause results to differ materially from those described above can be found in Amalgamated Financial’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the U.S. Securities and Exchange Commission (the “SEC”) and available on Amalgamated Financial’s investor relations website, https://ir.amalgamatedbank.com/, under the heading “Financial Information,” and in other documents Amalgamated Financial Corp. files with the SEC.

Additional Information

AIC WILL PREPARE AND DELIVER TO EACH OF ITS SHAREHOLDERS A NOTICE OR PROXY STATEMENT WITH RESPECT TO THE MERGER. AIC SHAREHOLDERS ARE URGED TO READ THE NOTICE OR PROXY STATEMENT REGARDING THE MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

By:	/s/ Priscilla Sims Brown
Name:	Priscilla Sims Brown
Title:	President and Chief Executive Officer

Date: September 22, 2021